UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 20, 2018, Ladenburg Thalmann Financial Services Inc. (the “Company”) issued a press release announcing that Phillip Frost, M.D. retired as the Chairman of the Board of Directors of the Company (the “Board”), and as a director of the Company, effective immediately. Dr. Frost’s retirement was not a result of any disagreement with the Company or its management.

(d) On September 20, 2018, the Company announced in the same press release that the Board has appointed Richard J. Lampen, the Company’s President and Chief Executive Officer, as the Company’s Chairman of the Board, effectively immediately. Also, the Board appointed Adam Malamed, the Company’s Executive Vice President and Chief Operating Officer, as a director to fill the vacancy created by the retirement of Dr. Frost.

Directors who are also employees of the Company, including Messrs. Lampen and Malamed, receive no additional compensation for serving as directors. There are no arrangements or understandings with Mr. Lampen and Mr. Malamed pursuant to which they were appointed as Chairman and a director, respectively, or any related party transactions between the Company and Mr. Lampen or the Company and Mr. Malamed that have not been previously disclosed that are subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the retirement and appointments is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Ladenburg Thalmann Financial Services Inc. dated September 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 20, 2018	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer